Exhibit 4.3.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of the 24th day of February, 2015 by and among Benefitfocus, Inc., a Delaware corporation (the “Company”) and each of the undersigned Investors.

RECITALS

WHEREAS, on September 18, 2013, the Company, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, and GS Capital Partners VI Parallel, L.P., Oak Investment Partners XII, Limited Partnership, Mason R. Holland, Jr. and Shawn Jenkins entered into a Second Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”);

WHEREAS, Section 5.6 of the Rights Agreement provides that the Company and the holders of sixty-six and two thirds percent (66-2/3%) of the Registrable Securities then outstanding can amend the Rights Agreement by written consent; and

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof, by and among the Company and Mercer LLC, a Delaware limited liability company and a wholly owned subsidiary of Marsh & McLennan Companies, Inc., a Delaware corporation (“Mercer”), all of the parties to the Rights Agreement desire to amend the Rights Agreement to, among other things, grant Mercer certain registration rights with respect to the capital stock of the Company, add Mercer as an Investor to the Rights Agreement, and amend the duration of registration rights under the Rights Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Rights Agreement unless the context hereof requires otherwise.

2. Amendments. Effective upon the consummation of the transactions contemplated by the Securities Purchase Agreement (the “Closing”), the Rights Agreement shall be amended as follows:

(a) The definition of “Registrable Securities” in Section 1.29 of the Rights Agreement is hereby amended and restated in its entirety to read:

“1.29. “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; (iii) any Common Stock otherwise held by executive-level employees of the Company; (iv) any Common Stock held by Mason Holland or Shawn Jenkins or their Affiliates; and (v) any Common Stock held by, or issuable upon the conversion or exercise of any warrant, right or other security issued to, Mercer or its Affiliates; excluding in all cases, however, all shares of Common Stock held by a Person that, together with its Affiliates, holds less than 5% of the outstanding capital stock of the Company, and any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1.”

(b) The first sentence of Section 2.1(b) of the Rights Agreement is hereby amended and restated in its entirety to read:

“If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least five percent (5%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.”

(c) The reference to “Section 4.9” in Section 2.10 of the Rights Agreement is hereby deleted and replaced with a reference to “Section 5.9”.

(d) Section 2.11 of the Rights Agreement is hereby deleted in its entirety and replaced with “2.11. Reserved.”.

(e) Section 2.13 of the Rights Agreement is hereby deleted in its entirety and replaced with “2.13. Reserved.”.

(f) Schedule A (Investors) to the Rights Agreement is hereby amended to include Mercer and its address as listed below its signature hereto.

3. Joinder to Rights Agreement.

(a) At the Closing, Mercer shall become an “Investor” under the Rights Agreement. From and after the Closing, Mercer agrees to be bound by, and shall have the benefit of, the terms and provisions thereof applicable to Investors, and the parties acknowledge and agree that all references in the Rights Agreement to the term “Investor” shall be deemed to include Mercer.

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(b) From and after the Closing, Mercer shall also have the benefit of the terms and provisions of Sections 4.1, 4.3(a), 4.3(b) and 4.8 of the Rights Agreement applicable to the Designated GS Entity, the GS Investors or the GS Group or any of its Affiliates, and the parties acknowledge and agree that such Sections shall apply to Mercer on a mutatis mutandis basis, and for so long as Mercer holds Registrable Securities, notwithstanding Section 4.6 of the Rights Agreement.

4. Representations. Each party represents and warrants to each other party that (i) such party has the requisite corporate, partnership or other entity power and authority to enter into this Amendment, (ii) the execution and delivery of this Amendment by such party has been duly authorized by all necessary corporate, partnership or other entity action on the part of such party, and (iii) this Amendment has been duly executed by such party and is the valid and binding obligation of such party enforceable against such party in accordance with its terms.

5. Termination. This Amendment shall terminate and be of no further force or effect if and at such time as the Securities Purchase Agreement is terminated in accordance with its terms prior to the Closing.

6. Entire Agreement. Except as modified by this Amendment, all of the terms and conditions of the Rights Agreement shall remain unchanged and are and shall continue in full force and effect.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:	BENEFITFOCUS, INC.

	By:	/s/ Mason R. Holland, Jr.
	Name:	Mason R. Holland, Jr.
	Title:	Executive Chairman of the Board
	Address:	100 Benefitfocus Way
Charleston, SC 29492

[Additional Signature Page Follows]

Signature Page to First Amendment to Second Amended and Restated Investors’ Rights Agreement

INVESTORS:	GS CAPITAL PARTNERS VI FUND, L.P.

	By:	GSCP VI Advisors, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

	By:	GSCP VI Offshore Advisors, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

	By:	GS Advisors VI, L.L.C.
its Managing Limited Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

	By:	GS Advisors VI, L.L.C.
its General Partner

/s/ Joseph P. DiSabato
	Name:	Joseph P. DiSabato
	Title:	Vice President

[Additional Signature Page Follows]

Signature Page to First Amendment to Second Amended and Restated Investors’ Rights Agreement

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By:	Oak Associates XII, LLC, its General Partner

By:	/s/ Ann H. Lamont
Name:	Ann H. Lamont
Title:	Managing Member

/s/ Mason R. Holland, Jr.
Mason R. Holland, Jr.

/s/ Shawn Jenkins
Shawn Jenkins

[Additional Signature Page Follows]

Signature Page to First Amendment to Second Amended and Restated Investors’ Rights Agreement

MERCER:	MERCER LLC

	By:	/s/ Julio Portalatin
	Name:	Julio Portalatin
	Title:	President and Chief Executive Officer

Signature Page to First Amendment to Second Amended and Restated Investors’ Rights Agreement